Exhibit 99.1

Great Elm Capital Corp. Announces SECOND Quarter 2023 Financial Results

Company to Host Conference Call and Webcast at 8:30 AM ET Today

WALTHAM, Mass., August 3, 2023 – Great Elm Capital Corp. (“we,” “our,” the “Company” or “GECC,”) (NASDAQ: GECC), a business development company, today announced its financial results for the second quarter ended June 30, 2023.

Second Quarter and Other Recent Highlights:

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Net investment income (“NII”) for the quarter ended June 30, 2023 grew 19% to $3.4 million, or $0.44 per share, as compared to $2.8 million, or $0.37 per share, for the quarter ended March 31, 2023.
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Second consecutive quarter of NII more than covering the dividend.
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NII growth was driven by strategic capital deployment and rotation into higher-yielding, secured floating rate investments.
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Highest cash income quarter in the Company’s history, with only 13% of GECC’s $9.0 million Total Investment Income attributable to PIK and accretion income.
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Net assets were $92.9 million, or $12.21 per share, on June 30, 2023, as compared to $90.3 million, or $11.88 per share, on March 31, 2023, and $97.6 million, or $12.84 per share, on June 30, 2022.
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GECC’s asset coverage ratio was approximately 161.5% as of June 30, 2023, as compared to 159.8% as of March 31, 2023, and 166.9% as of June 30, 2022.
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The Board of Directors approved a quarterly dividend of $0.35 per share for the third quarter of 2023, equating to a 16.7% annualized yield on the Company’s closing market price on August 2, 2023 of $8.37.

Management Commentary

“We are very pleased with our second quarter performance, as we generated another quarter of record total investment income, our NII once again exceeded our quarterly dividend and we grew NAV for the second consecutive quarter,” said Matt Kaplan, GECC’s Chief Executive Officer. “We continued to proactively deploy capital into higher-yielding, secured and floating rate investments and thanks to our actions over the past year, our portfolio is generating enough cash to cover our dividend – a notable transformation from one year ago. We also made progress in expanding our Specialty Finance platform, closing attractive new transactions at Prestige, Great Elm Healthcare Finance and Sterling Commercial Credit. Looking ahead, we believe we are well positioned to cover our quarterly dividend and create additional value for our shareholders.”

Financial Highlights – Per Share Data

	Q2/2022	Q3/2022	Q4/2022	Q1/2023	Q2/2023
Earnings Per Share (“EPS”)	($0.87)	$0.18	($0.96)	$1.07	$0.69
Net Investment Income (“NII”) Per Share	$0.23	$0.14	$0.30	$0.37	$0.44
Pre-Incentive Net Investment Income Per Share	$0.23	$0.14	$0.37	$0.47	$0.56
Net Realized and Unrealized Gains / (Losses) Per Share	($1.10)	$0.04	($1.26)	$0.70	$0.24
Net Asset Value Per Share at Period End	$12.84	$12.56	$11.16	$11.88	$12.21
Distributions Paid / Declared Per Share	$0.45	$0.45	$0.45	$0.35	$0.35

Portfolio and Investment Activity

As of June 30, 2023, GECC held total investments of $236.4 million at fair value, as follows:

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40 debt investments in corporate credit, totaling approximately $167.9 million and representing 71.0% of the fair market value of the Company’s total investments. Secured debt investments comprised a substantial majority of the fair market value of the Company’s debt investments.
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8 debt investments in specialty finance, totaling approximately $30.9 million and representing 13.1% of the fair market value of the Company’s total investments.
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4 equity investments in specialty finance companies, totaling approximately $23.3 million, representing 9.8% of the fair market value of the Company’s total investments.
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3 dividend paying equity investments, totaling approximately $7.9 million, representing 3.3% of the fair market value of the Company’s total investments.
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Other equity investments, totaling approximately $6.4 million, representing 2.7% of the fair market value of the Company’s total investments.

In July, GECC exited its entire equity and subordinated note investments in Lenders Funding at valuations consistent with the June 30, 2023 fair values. The Company continues to hold a commitment under Lenders Funding’s senior credit facility.

As of June 30, 2023, the weighted average current yield on the Company’s debt portfolio was 13.5%. Floating rate instruments comprised approximately 63% of the fair market value of debt investments (compared to 58% as of March 31, 2023) and the Company’s fixed rate debt investments had a weighted average maturity of 2.9 years.

During the quarter ended June 30, 2023, we deployed approximately $23.0 million into 19 investments(1) at a weighted average current yield of 14.8%.

During the quarter ended June 30, 2023, we monetized, in part or in full, 34 investments for approximately $16.0 million(2), at a weighted average current yield of 10.1%. Monetizations include $3.8 million of mandatory debt paydowns and redemptions at a weighted average current yield of 11.6%. Sales aggregated to $12.1 million at a weighted average current yield of 8.9%.

Financial Review

Total investment income for the quarter ended June 30, 2023 was $9.0 million, or $1.18 per share. Net expenses for the quarter ended June 30, 2023 were approximately $5.6 million, or $0.74 per share.

Net realized and unrealized gains for the quarter ended June 30, 2023 were approximately $1.8 million, or $0.24 per share.

Liquidity and Capital Resources

As of June 30, 2023, cash and money market securities totaled approximately $11.8 million, exclusive of holdings of United States Treasury Bills.

As of June 30, 2023, total debt outstanding (par value) was $150.9 million, comprised of 6.50% senior notes due June 2024 (NASDAQ: GECCN), 6.75% senior notes due January 2025 (NASDAQ: GECCM), 5.875% senior notes due June 2026 (NASDAQ: GECCO), and $5.0 million outstanding on the $25.0 million revolving credit facility due May 2024.

Distributions

The Company’s Board of Directors has approved a quarterly cash distribution of $0.35 per share for the quarter ending September 30, 2023. The third quarter distribution will be payable on September 29, 2023 to stockholders of record as of September 15, 2023.

The distribution equates to a 16.7% annualized dividend yield on the Company’s closing market price on August 2, 2023 of $8.37 and an 11.5% annualized dividend yield on the Company’s June 30, 2023 NAV of $12.21 per share.

Conference Call and Webcast

GECC will discuss these results in a conference call today at 8:30 a.m. ET.

Conference Call Details

Date/Time: Thursday, August 3, 2023 – 8:30 a.m. ET

Participant Dial-In Numbers:

(United States): 877-407-0789

(International): 201-689-8562

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode “GECC”. An accompanying slide presentation will be available in pdf format via the “Investor Relations” section of Great Elm Capital Corp.’s website here after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the internet via the “News & Events” section of GECC’s website or by clicking on the conference call link here.

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, rising interest rates, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

Dollar amounts in thousands (except per share amounts)

	June 30, 2023	December 31, 2022
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $191,570 and $183,061, respectively)	$186,091	$171,743
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $78,158 and $76,140, respectively)	78,139	76,127
Affiliated investments, at fair value (amortized cost of $13,427 and $13,433, respectively)	1,450	1,304
Controlled investments, at fair value (amortized cost of $52,882 and $54,684, respectively)	48,890	51,910
Total investments	314,570	301,084

Cash and cash equivalents	3,352	587
Receivable for investments sold	90	396
Interest receivable	2,932	3,090
Dividends receivable	1,124	1,440
Due from portfolio company	3	1
Deferred financing costs	146	226
Prepaid expenses and other assets	260	3,288
Total assets	$322,477	$310,112

Liabilities
Notes payable (including unamortized discount of $2,213 and $2,781, respectively)	$143,721	$143,152
Revolving credit facility	5,000	10,000
Payable for investments purchased	77,049	70,022
Interest payable	56	42
Accrued incentive fees payable	2,116	565
Due to affiliates	1,174	1,042
Accrued expenses and other liabilities	511	480
Total liabilities	$229,627	$225,303

Commitments and contingencies	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 7,601,958 shares issued and outstanding and 7,601,958 shares issued and outstanding, respectively)	$76	$76
Additional paid-in capital	284,107	284,107
Accumulated losses	(191,333)	(199,374)
Total net assets	$92,850	$84,809
Total liabilities and net assets	$322,477	$310,112
Net asset value per share	$12.21	$11.16

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2023	2022	2023	2022
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments		$5,836	$3,016	$11,312	$6,275
Non-affiliated, non-controlled investments (PIK)		590	223	1,039	469
Affiliated investments		32	22	62	43
Affiliated investments (PIK)		-	-	-	58
Controlled investments		623	473	1,065	930
Controlled investments (PIK)		-	-	233	-
Total interest income		7,081	3,734	13,711	7,775
Dividend income from:
Non-affiliated, non-controlled investments		327	454	645	957
Controlled investments		700	935	1,316	1,699
Total dividend income		1,027	1,389	1,961	2,656
Other income from:
Non-affiliated, non-controlled investments		869	390	1,715	640
Total other income		869	390	1,715	640
Total investment income		$8,977	$5,513	$17,387	$11,071

Expenses:
Management fees		$884	$771	$1,753	$1,551
Incentive fees		842	-	1,552	-
Administration fees		341	262	636	483
Custody fees		21	14	43	28
Directors’ fees		53	44	105	107
Professional services		434	373	970	791
Interest expense		2,769	2,667	5,590	5,337
Other expenses		265	194	503	385
Total expenses		$5,609	$4,325	$11,152	$8,682
Incentive fee waiver		-	-	-	(4,854)
Net expenses		5,609	4,325	$11,152	$3,828
Net investment income before taxes		$3,368	$1,188	$6,235	$7,243
Excise tax		$-	$-	$28	$101
Net investment income		$3,368	$1,188	$6,207	$7,142

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments		$542	$1,033	$2,387	$(18,900)
Affiliated investments		-	(110,784)	-	(110,784)
Total net realized gain (loss)		542	(109,751)	2,387	(129,684)
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments		3,054	(11,424)	5,835	5,112
Affiliated investments		(11)	116,009	152	108,320
Controlled investments		(1,751)	(540)	(1,219)	(517)
Total net change in unrealized appreciation (depreciation)		1,292	104,045	4,768	112,915
Net realized and unrealized gains (losses)		$1,834	$(5,706)	$7,155	$(16,769)
Net increase (decrease) in net assets resulting from operations		$5,202	$(4,518)	$13,362	$(9,627)

Net investment income per share (basic and diluted):	(1)	$0.44	$0.23	$0.82	$1.46
Earnings per share (basic and diluted):	(1)	$0.68	$(0.87)	$1.76	$(1.97)
Weighted average shares outstanding (basic and diluted):	(1)	7,601,958	5,194,910	7,601,958	4,878,439

(1)
Weighted average shares outstanding and per share amounts have been adjusted for the periods shown to reflect the six-for-one reverse stock split effected on February 28, 2022 on a retroactive basis.